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                                                                     Exhibit 3.2



                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                               HOTELWORKS.COM INC.
                  (f/k/a HOSPITALITY WORLDWIDE SERVICES, INC.)

                (FORMED UNDER THE LAWS OF THE STATE OF NEW YORK)
                 (AS AMENDED ON JULY 14, 1997, JULY 6, 1998 AND
                               DECEMBER 28, 1999)


                                    ARTICLE I
                                     OFFICES

         Section 1. OFFICES. The Corporation may have offices at such places both within or without the State of New York as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                                  SHAREHOLDERS

         Section 1. ANNUAL MEETING. The annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held at a time fixed by the Board of Directors. If this date shall fall upon a legal holiday at the place of the meeting, then such meeting shall be held on the next succeeding business day at the same hour. If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

         Section 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Board of Directors. Any such meeting shall be held at such time and at such place, within or without the New York, as shall be determined by the Board and as shall be stated in the notice of such meeting. At such meetings the only business which may be transacted is that relating to the purpose or purposes set forth in the notice thereof.

         Section 3. PLACE OF MEETINGS. Meetings of shareholders shall be held at such place, within or without the State of New York, as may be fixed by the Board of Directors. If no place is so fixed, such meetings shall be held at the office of the Corporation in the State of New York.



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         Section 4. NOTICE OF MEETINGS. Notice of each meeting of shareholders shall be given in writing and shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. Notice of a special meeting shall indicate that it is being issued by or at the direction of the person or persons calling or requesting the meeting.

         If, at any meeting, action is proposed to be taken which would, if taken, entitle objecting shareholders to receive payment for their shares, the notice shall include a statement of that purpose and to that effect.

         A copy of the notice of each meeting shall be given, personally or by first class mail, not less than ten nor more than 50 days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address.

         When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under the preceding paragraphs of this Section 4.

         Section 5. WAIVER OF NOTICE. Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

         Section 6. INSPECTORS OF ELECTION. The Board of Directors, in advance of any shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint two inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall

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take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

         The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

         Section 7. LIST OF SHAREHOLDERS AT MEETINGS. A list of shareholders as of the record date, certified by the Secretary or any Assistant Secretary or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

         Section 8. QUALIFICATION OF VOTERS. Unless otherwise provided in the certificate of incorporation, every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders.

         Treasury shares as of the record date and shares held as of the record date by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held as of the record date by the Corporation, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.

         Shares held by an administrator, executor, guardian, conservator, committee, or other fiduciary, except a trustee, may be voted by him, either in person or by proxy, without transfer of such shares into his name. Shares held by a trustee may be voted by him, either in person or by proxy, only after the shares have been transferred into his name as trustee or into the name of his nominee.


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         Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the by-laws of such corporation may provide, or, in the absence of such provision, as the board of directors of such corporation may determine.

         A shareholder shall not sell his vote or issue a proxy to vote to any person for any sum of money or anything of value except as permitted by law.

         Section 9. QUORUM OF SHAREHOLDERS. The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business.

         When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

         The shareholders who are present in person or by proxy and who are entitled to vote may, by a majority of votes cast, adjourn the meeting despite the absence of a quorum.

         Section 10. PROXIES. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

         Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

         The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Secretary or any Assistant Secretary.

         Section 11. VOTE OR CONSENT OF SHAREHOLDERS. Directors shall, except as otherwise required by law, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

         Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.


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         Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of shareholders.

         Section 12. FIXING RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than 50 nor less than ten days before the date of such meeting, nor more than 50 days prior to any other action.

         When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

                                   ARTICLE III
                               BOARD OF DIRECTORS

         Section 1. POWER OF BOARD AND QUALIFICATION OF DIRECTORS. The business of the Corporation shall be managed by the Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law, the certificate of incorporation or these by-laws. Each director shall be at least 18 years of age.

         Section 2. NUMBER OF DIRECTORS. The number of directors constituting the entire Board of Directors shall be the number, not less than three nor more than fifteen, fixed from time to time by a majority of the total number of directors which the Corporation would have, prior to any increase or decrease, if there were no vacancies, provided, however, that no decrease shall shorten the term of an incumbent director, and provided further, however, that if all of the shares of the Corporation are owned beneficially and of record by less than three shareholders, the number of directors may be less than three but not less than the number of shareholders. Any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.


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         Section 3. ELECTION AND TERM. The directors shall be divided into three classes, each with, as nearly as possible, one-third of the members of the Board of Directors, and designated as Class I, Class II and Class III. Class I directors shall be initially elected at the 1998 Annual Meeting of Shareholders for a term expiring at the 1999 Annual Meeting of Shareholders; Class II directors shall be initially elected at the 1998 Annual Meeting of Shareholders for a term expiring at the 2000 Annual Meeting of Shareholders; and Class III directors shall be initially elected at the 1998 Annual Meeting of Shareholders for a term expiring at the 2001 Annual Meeting of Shareholders. At each succeeding annual meeting of shareholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected for a term expiring at the annual meeting of shareholders held in the third year following the year of their election, and until their successors are elected and qualified.

         Section 4. QUORUM OF DIRECTORS AND ACTION BY THE BOARD. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and, except where otherwise provided by these by-laws, the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board.

         Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consent thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

         Section 5. MEETINGS OF THE BOARD. An annual meeting of the Board of Directors shall be held in each year directly after the annual meeting of shareholders. Regular meetings of the Board shall be held at such times as may be fixed by the Board. Special meetings of the Board may be held at any time upon the call of the Chairman or any two directors.

         Meetings of the Board of Directors shall be held at such places as may be fixed by the Board for annual and regular meetings and in the notice of meeting for special meetings. If no place is so fixed, meetings of the Board shall be held at the principal office of the Corporation. Any one or more members of the Board of Directors may participate in meetings by means of a conference telephone or similar communications equipment.

         No notice need be given of annual or regular meetings of the Board of Directors. Notice of each special meeting of the Board shall be given to each director either by mail not later than noon, New York time, on the third day prior to the meeting or by telegram, written message or orally to the director not later than noon, New York time, on the day prior to the meeting. Notices are



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deemed to have been given: by mail, when deposited in the United States mail; by telegram at the time of filing; and by messenger at the time of delivery.
Notices by mail, telegram or messenger shall be sent to each director at the address designated by him for that purpose, or, if none has been so designated, at his last known residence or business address.

         Notice of a meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

         A notice, or waiver of notice, need not specify the purpose of any meeting of the Board of Directors.

         A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting to another time or place shall be given, in the manner described above, to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

         Section 6. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

         Section 7. REMOVAL OF DIRECTORS. Any one or more of the directors may be removed for cause by action of the Board of Directors.

         Section 8. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason except the removal of directors by shareholders may be filled by vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring as a result of the removal of directors by shareholders shall be filled by the shareholders. A vacancy occurring in the Board of Directors as a result of a determination by the Board of Directors not to nominate a director for election by the shareholders at an annual meeting of shareholders shall be filled by vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor, except that a director elected by the directors as a result of the failure of the Board of Directors to nominate a director for election by the shareholders at an annual meeting of



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shareholders shall be elected to hold office until the next succeeding annual meeting of shareholders and until his successor has been elected and qualified; whereupon the shareholders shall elect a director for a term that expires at the annual meeting of shareholders held in the second year following the year of such director's election by the shareholders, and until his successor is elected and qualified. A director elected to fill a vacancy for a newly created directorship shall be elected to hold office until the next annual meeting of shareholders and until his successor has been elected and qualified. For any new Board created directorship that is filled by a vote of a majority of the directors then in office, there shall not be any classification of the additional director until the next annual meeting of shareholders. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

         Section 9. EXECUTIVE AND OTHER COMMITTEES OF DIRECTORS. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees each consisting of three or more directors and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except that no such committee shall have authority as to the following matters:

                  (1)      The submission to shareholders of any action
                           that needs shareholders' approval;
                  (2)      The filling of vacancies in the Board or in
                           any committee;
                  (3) The fixing of compensation of the directors for serving on the Board or on any committee;
                  (4) The amendment or repeal of the by-laws, or the adoption of new by-laws;
                  (5) The amendment or repeal of any resolution of the Board which, by its term, shall not be so amendable or repealable; or
                  (6)      The removal or indemnification of directors.

         The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

         Unless a greater proportion is required by the resolution designating a committee, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at the time of such vote, if a quorum is then present shall be the act of such committee.

         Each such committee shall serve at the pleasure of the Board of Directors.



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         Section 10. COMPENSATION OF DIRECTORS. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity.

         Section 11. INTEREST OF DIRECTORS IN A TRANSACTION. Unless shown to be unfair and unreasonable as to the Corporation, no contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of the directors are directors or officers, or are financially interested shall be either void or voidable, irrespective of whether such interested director or directors are present at a meeting of the Board of Directors, or of a committee thereof, which authorizes such contract or transaction and irrespective of whether his or their votes are counted for such purpose. In the absence of fraud any such contract or transaction may be conclusively authorized or approved as fair and reasonable by:

                  (1) The Board of Directors or a duly empowered committee thereof, by a vote sufficient for such purpose without counting the vote or votes of such interested director or directors (although he or they may be counted in determining the presence of a quorum at the meeting which authorizes such contract or transaction), if the fact of such common directorship, officership or financial interest is disclosed or known to the Board or committee (as the case may be); or

                  (2) The shareholders entitled to vote for the election of directors, if such common directorship, officership or financial interest is disclosed or known to such shareholders.

         Notwithstanding the foregoing, no loan, except advances in connection with indemnification, shall be made by the Corporation to any director unless it is authorized by vote of the shareholders without counting any shares of the director who would be the borrower.

                                   ARTICLE IV
                                    OFFICERS

         Section 1. OFFICERS. The Board of Directors, as soon as may be practicable after the annual election of directors, shall elect a Chairman of the Board, a President, one or more Vice-Presidents, a Chief Financial Officer and a Secretary, and from time to time may elect or appoint such other officers as it may determine. When all of the issued and outstanding stock of the Corporation is owned by one person, such person may hold all or any combination of offices.


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         Section 2. OTHER OFFICERS. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 3. COMPENSATION. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         Section 4. TERM OF OFFICE AND REMOVAL. Each officer shall hold office for the term for which he is elected or appointed, and until his successor has been elected or appointed and qualified. Unless otherwise provided in the resolution of the Board of Directors electing or appointing an officer, his term of office shall extend to and expire at the meeting of the Board following the next annual meeting of shareholders. Any officer may be removed by the Board, with or without cause, at any time. Removal of an officer without cause shall be without prejudice to his contract rights, if any, and the election or appointment of an officer shall not of itself create contract rights.

         Section 5. POWERS AND DUTIES.

                           (a)  CHAIRMAN OF THE BOARD AND VICE-CHAIRMAN OF THE
BOARD. If the Board of Directors appoints a Chairman of the Board, he shall, when present, preside at all meetings of the Board of Directors. He shall perform such duties and possess such powers as are usually vested in the office of the Chairman of the Board or as may be vested in him by the Board of Directors. If the Board of Directors appoints a Vice Chairman of the Board, he shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him by the Board of Directors.

                           (b)  PRESIDENT.  The President shall, subject to the
direction of the Board of Directors, have general supervision and control of the business of the Corporation. Unless otherwise provided by the directors, he shall preside at all meetings of the shareholders and of the Board of Directors (except as provided in Section 5(a) above). The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

                           (c)  VICE PRESIDENTS.  Any Vice President shall
perform such duties and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice


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President the title of Executive Vice President, Senior Vice President or any
other title selected by the Board of Directors.

                           (d)  SECRETARY AND ASSISTANT SECRETARIES. The
Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of shareholders and special meetings of the Board of Directors, to attend all meetings of shareholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of shareholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

         Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal or refusal to act of the Secretary, the Assistant Secretary, (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

         In the absence of the Secretary or any Assistant Secretary at any meeting of shareholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

                           (e)  CHIEF FINANCIAL OFFICER AND CONTROLLER. The
Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the President. The Chief Financial Officer shall also be the Treasurer of the Corporation unless the Board of Directors has appointed another person as the Treasurer. In addition, the Chief Financial Officer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these By-Laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation.

         The Controller shall perform such duties and possess such powers as the Board of Directors, the President or the Chief Financial Officer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Financial Officer, the Controller, (or if there shall be more than one, the Controllers in the order determined by the Board of Directors)


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shall perform the duties and exercise the powers of the Chief Financial Officer.

         Section 6. BONDED OFFICERS. The Board of Directors may require any officer to give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors upon such terms and conditions as the Board of Directors may specify, including without limitation a bond for the faithful performance of his duties and for the restoration to the Corporation of all property in his possession or under his control belonging to the Corporation.

         Section 7. BOOKS TO BE KEPT. The Corporation shall keep (a) correct and complete books and records of account, (b) minutes of the proceedings of the shareholders, Board of Directors and any committees of directors, and (c) a current list of the directors and officers and their residence addresses. The Corporation shall also keep at its office in the State of New York or at the office of its transfer agent or registrar in the State of New York, if any, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

         The Board of Directors may determine whether and to what extent and at what times and places and under what conditions and regulations any accounts, books, records or other documents of the Corporation shall be open to inspection, and no creditor, security holder or other person shall have any right to inspect any accounts, books, records or other documents of the Corporation except as conferred by statute or as so authorized by the Board.

         Section 8. CHECKS, NOTES, ETC. All checks and drafts on, and withdrawals from the Corporation's accounts with banks or other financial institutions, and all bills of exchange, notes and other instruments for the payment of money, drawn, made, indorsed, or accepted by the Corporation, shall be signed on its behalf by the person or persons thereunto authorized by, or pursuant to resolution of, the Board of Directors.


                                    ARTICLE V
                       FORMS OF CERTIFICATES AND LOSS AND
                               TRANSFER OF SHARES

         Section 1. FORMS OF SHARE CERTIFICATES. The shares of the Corporation shall be represented by certificates, in such forms as the Board of Directors may prescribe, signed by the Chairman or the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent



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or registered by a registrar other than the Corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

         Each certificate representing shares issued by the Corporation shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class of shares, if more than one, authorized to be issued and the designation, relative rights, preferences and limitations of each series of any class of preferred shares authorized to be issued so far as the same have been fixed, and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

         Each certificate representing shares shall state upon the face thereof:

                  (1) That the Corporation is formed under the laws of the State of New York;
                  (2) The name of the person or persons to whom issued; and
                  (3) The number and class of shares, and the designation of the series, if any, which such certificate represents.

         Section 2. TRANSFERS OF SHARES. Shares of the Corporation shall be transferable on the record of shareholders upon presentment to the Corporation or a transfer agent of a certificate or certificates representing the shares requested to be transferred, with proper indorsement on the certificate or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require.

         Section 3. LOST, STOLEN OR DESTROYED SHARE CERTIFICATES. No certificate for shares of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or wrongfully taken, except, if and to the extent required by the Board of Directors, upon:

                  (1) Production of evidence of loss, destruction or wrongful taking;
                  (2) Delivery of a bond indemnifying the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, destruction or wrongful taking of the replaced certificate or the issuance of the new certificate;
                  (3) Payment of the expense of the Corporation and its agents incurred in connection with the issuance of the new certificate; and
                  (4) Compliance with such other reasonable requirements as may be imposed.



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



                                   ARTICLE VI
                                 INDEMNIFICATION

         Section 1. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  (a) The Corporation shall, to the fullest extent now or hereafter permitted by the New York Business Corporation Law, indemnify any director or officer who is or was made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the Corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation is serving or served in any capacity at the request of the Corporation, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys' fees, or any appeal therein; provided, however, that no indemnification shall be provided to any such director or officer if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

                  (b) The Corporation may indemnify any other person (including, without limitation, corporate personnel other than directors or officers) to whom the Corporation is permitted to provide indemnification or the advancement of expenses by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or other rights created by
(i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these By-Laws authorize the creation of other rights in any such manner.

                  (c) The Corporation shall, from time to time, reimburse or advance to any person referred to in Section (a) the funds



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



necessary for payment of expenses, including attorneys' fees, incurred in connection with any action or proceeding referred to in Section (a), upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

                  (d) The right to indemnification conferred by Section (a) shall not be retroactive to events occurring prior to the adoption of this
Article VI.

                  (e) This Article VI may be amended, modified or repealed either by action of the Board of Directors of the Corporation or by the vote of the shareholders. Any repeal or modification of the foregoing provisions of this
Article VI shall not adversely affect any right or protection of any person in respect of any act or omission occurring prior to the time of such repeal or modification.







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



                                   ARTICLE VII
                               GENERAL PROVISIONS


         Section 1. CORPORATE SEAL. The Board of Directors may adopt a corporate seal, alter such seal at pleasure, and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

         Section 2. FISCAL YEAR. The fiscal year of the Corporation shall be such period as may be fixed by the Board of Directors.

         Section 3. EXECUTION OF INSTRUMENTS. The President, the Chief Executive Officer or the Chief Financial Officer shall have power to execute and deliver on behalf and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these by-laws, or where the execution and delivery of such an instrument shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         Section 4. WAIVER OF NOTICE. Whenever any notice whatsoever is required to be given by law, by the certificate of incorporation or by these by-laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

         Section 5. VOTING OF SECURITIES. Except as the directors may otherwise designate, the President or Treasurer may waive notice of, and act as or appoint any person or persons to act as, proxy or attorney fact for this Corporation (with or without power of substitution) at, any meeting of shareholders or shareholders of any other corporation or organization, the securities of which may be held by this Corporation.

         Section 6. EVIDENCE OF AUTHORITY. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the shareholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

         Section 7. CERTIFICATE OF INCORPORATION. All references in these by-laws to the certificate of incorporation shall be deemed to refer to the certificate of incorporation of the Corporation, as amended and in effect from time to time.

         Section 8. SEVERABILITY. Any determination that any provision of these by-laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

         Section 9. PRONOUNS. All pronouns used in these by-laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

                                  ARTICLE VIII
                                   AMENDMENTS

         Section 1. BY THE BOARD OF DIRECTORS. These by-laws may be altered, amended or replaced or new by-laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present except when a different vote is required by express provision of law, the certificate of incorporation or these by-laws.

         Section 2. BY THE SHAREHOLDERS. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at any regular meeting of shareholders, or at any special meeting of shareholders, except when a different vote is required by express provision of law, the certificate of incorporation or these by-laws, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such special meeting.



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